Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.130 and Amendment No.134 to the Registration Statement on Form N-1A of the Spinnaker ETF Series and to the use of our report dated May 22, 2025 on the financial statements and financial highlights of the Obra Opportunistic Structured Products ETF and Obra High Grade Structured Products ETF appearing in Form N-CSR for the year ended March 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 29, 2025